As filed with the Securities and Exchange Commission on February 13, 2001.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                _______________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________
                             ASAT Holdings Limited
             (Exact Name of Registrant as Specified in Its Charter)


           Cayman Islands                             Not applicable
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                  Identification Number)

                                   ____________________

                14/th/ Floor                            Robert Hendricksen
              138 Texaco Road                                ASAT, Inc.
        Tsuen Wan, New Territories                    46335 Landing Parkway
                 Hong Kong                           Fremont, California 94338
              (852) 2498-7811                             United States
     (Address and telephone number of                    (510) 249-1222
  Registrant's principal executive office)    (Name, address and telephone number of
                                                    agent for service of process)

                                  ____________________


                    ASAT HOLDINGS LIMITED STOCK OPTION PLAN
                             (Full Title of Plan)



                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                             Amount of Ordinary         Proposed Maximum         Proposed Maximum             Amount
   Title of Securities          Shares to be           Offering Price Per       Aggregate Offering              Of
  to be Registered/(1)/          Registered                ADS (2)                   Price (2)            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par
 value $0.01 per share         110,000,000                  $10.02               $220,464,280.18            $55,116.07
=============================================================================================================================

(1) The Ordinary Shares are represented by the Registrant's American Depository Shares, each of which represents five Ordinary Shares. A separate Registration Statement on Form F-6 (Registration No. 333-12126) was filed on June 15, 2000 for the registration of American Depository Shares evidenced by American Depository Receipts issuable upon deposit of the Ordinary Shares.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (1) the weighted average of the exercise price of currently outstanding Options representing 16,812,465 ADSs, and (2) the average of the high and low price as quoted on the Nasdaq National Market on February 12, 2001 for (i) currently outstanding Options representing 61,500 ADSs for which the exercise price has not yet been determined, and (ii) Options representing 5,126,035 ADSs available for future grant for which the exercise price has not been determined.

                                     Part I


Item 1.   Plan Information.

     This Registration Statement relates to the registration of 110,000,000 million Ordinary Shares, $0.01 par value per share, of ASAT HOLDINGS LIMITED (the "Registrant") awarded under the ASAT Holdings Limited Stock Option Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.


Item 2.   Registration Information and Employee Plan Annual Information.

     The Registrant will, upon written or oral request, provide without charge to any person to whom the prospectus relating to this Registration Statement (the "Prospectus") is delivered, a copy of any and all of the information which has been incorporated in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Director of Human Resources, 14/th/ Floor, 138 Texaco Road, Tsuen Wan, New Territories, Hong Kong (telephone 852-2408-7811).

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents which have been filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities" or "Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed part hereof:

          (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended April 30, 2000, filed with the Commission on July 31, 2000;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (c) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement (Registration No. 000-30842) on Form 8-A filed with the Commission on July 5, 2000, ("Exchange Act Registration Statement"), including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Ordinary Shares.

          (d) The descriptions of the Registrant's Ordinary Shares and the American Depositary Shares set forth under the captions "Description of Share Capital"- "Description of American Depositary Shares" set forth in the Registrant's Registration Statement (Registration No. 333-12124) on Form F-1 as filed with the Commission on July 10, 2000, including any other amendments or reports filed for the purpose of updating such descriptions, in which there is described the terms, rights and provisions applicable to the Registrant's Ordinary Shares or American Depositary Shares.

          All documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          Cayman Island law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association permit us to indemnify officers and directors for losses, damages, cost and expenses incurred in their capacities as such if they acted in good faith and in a manner they reasonably believed to be in our best interests, and in any criminal action, if they had no reasonable cause to believe their conduct was unlawful. If the director or officer is found liable by the court, we may indemnify him only if the court determines that the director or officer is fairly and reasonably entitled to indemnity.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable as a matter of U.S. law.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant further undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 13th day of February 2001.


                                   By:    /s/ J. Stanley Baumgartner, Jr.
                                          --------------------------------
                                   Name:  J. Stanley Baumgartner, Jr.
                                   Title: Chief Financial Officer


                               Power of Attorney

     Each person whose signature appears below hereby authorizes J. Stanley Baumgartner, Jr. and Jerry Lee with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to the Registration Statement with respect to the registration of the Ordinary Shares referenced therein and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in the Registration Statement as ASAT Holdings Limited deems appropriate, and appoints
J. Stanley Baumgartner, Jr. and Jerry Lee with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to the Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signatures                                       Title                                Date
   ----------                                       -----                                ----
   /s/ Andrew Liu                        Chairman and Director                        February 13, 2001
-----------------------------------
       Andrew Liu

   /s/ Jerry Lee                         Chief Executive Officer and Director         February 13, 2001
-----------------------------------
       Jerry Lee

   /s/ J. Stanley Baumgartner, Jr.       Chief Financial Officer and Director         February 13, 2001
-----------------------------------
       J. Stanley Baumgartner, Jr.

       Signatures                                       Title                              Date
       ----------                                       -----                              ----
   /s/ Arthur Tsui                                Finance Director                     February 13, 2001
-------------------------------
       Arthur Tsui                           (Principal Accounting Officer)


   /s/ Li Tung Lok                                     Director                        February 13, 2001
-------------------------------
       Li Tung Lok


   /s/ Lawrence Miao                                   Director                        February 13, 2001
-------------------------------
       Lawrence Miao


   /s/ Edward Cheng                                    Director                        February 13, 2001
-------------------------------
       Edward Cheng


   /s/ Henry Cheng                                     Director                        February 13, 2001
-------------------------------
       Henry Cheng


   /s/ Gordon Campbell                                 Director                        February 13, 2001
-------------------------------
       Gordon Campbell


   /s/ Maura Wong                                      Director                        February 13, 2001
-------------------------------
       Maura Wong


   /s/ Robert Hendricksen
-------------------------------
       Robert Hendricksen                    Authorized U.S. Representative            February 13, 2001

                                 EXHIBIT INDEX


     Exhibit
     -------
     Number                              Description
     ------                              -----------

     4.1        Memorandum and Articles of Association of the Registrant*.

     4.2        Form of Deposit Agreement among the Registrant,
                The Bank of New York, as Depository, and the holders from time to time of the American Depository Receipts issued thereunder (including the Form of American Depository Receipts)*.

     5 Opinion of Maples and Calder Asia, as to the validity of the Ordinary Shares.

     23.1       Consent of Deloitte Touche Tohmatsu, Independent Accountants.

     23.2 Consent of Maples and Calder Asia (included in the opinion filed as Exhibit 5).

     99.1       ASAT Holdings Limited Stock Option Plan.

     99.2       Form of ASAT Holdings Non-Qualified Stock Option Agreement.


_____________________
* Incorporated by reference to the Registrant's Registration Statement on Form F-1, Registration Number 333-12124.